UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2006

___________

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
11419 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 21, 2006, we adopted an Income Continuity Program for our employees that the Board of Directors has designated as “officers” under Section 16 of the Securities Exchange Act of 1934, as amended.  The program provides each participant with compensation, benefits and rights if the following events occur:

•

We terminate the participant’s employment without “cause,” or a participant resigns for “good reason,” within 36 months following a “change of control” of the Company (as each of those terms is defined in the program); or

•

The participant’s employment is terminated one year prior to a change of control at the request of a party involved in such change of control, or otherwise in connection with or in anticipation of a change of control.

The compensation, benefits and rights to which a participant would be entitled in such an event include the following items:

•

a lump sum cash payment equal to the sum of (i) any unpaid salary through the date of termination, (ii) any bonus earned but unpaid as of the date of termination for any previously completed year, (iii) reimbursement for any unreimbursed expenses incurred prior to the date of termination, and (iv) an amount equal to 200% (or 300% in the case of the chief executive officer) of his or her salary and bonus (as defined by the program);

•

the vesting of any unvested stock options, restricted stock units or similar equity incentives that are outstanding on the date of termination;

•

continued eligibility for employee benefits for a period of 24 months (or 36 months in the case of the chief executive officer) following the date of termination;

•

a choice of (i) 24 months of executive level outplacement and financial planning services or (ii) a payment of $50,000 in lieu of receiving such services; and

•

payments by us to cover certain excise taxes imposed on any severance payments received by the participant, including but not limited to the payments under the program, in connection with a change of control.

The program also provides for the continuation of indemnification and director’s and officer’s liability insurance coverage as permitted by law and the potential reimbursement of the participant’s costs and expenses in connection with any legal proceedings relating to the program.

The term of the program will continue through December 31, 2009, with automatic one-year renewals commencing on December 31, 2009 and each December 31 thereafter, unless we notify participants no later than October 31 of a particular year that we will not extend the program.  The program nevertheless will remain in effect for not less than three years following a change of control.

A copy of the progam is being filed as an exhibit to this report and is incorporated by reference into this Item 1.01.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Income Continuity Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:  March 27, 2006

By:  /s/ David R. Francis

 David R. Francis

 General Counsel and Secretary

Exhibit Index

Exhibit No.

Description

10.1

Income Continuity Program